Exhibit 99.1

Monotype Announces First Quarter 2015 Results

WOBURN, Mass.--(BUSINESS WIRE)--May 1, 2015--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the first quarter ended March 31, 2015.

First quarter 2015 highlights

  Revenue for the quarter was $46.0 million.
  Operating income was $11.1 million, or 24 percent of revenue.
  Non-GAAP net adjusted EBITDA was $16.2 million, or 35 percent of revenue.
  Cash flow from operations was $10.9 million.

“We ended the quarter with mixed results. While our Creative Professional business continued to drive strong, double-digit revenue growth, results were lower than expected in the embedded side of our OEM business, primarily printers. Overall revenue was flat, year over year,” said Doug Shaw, president and chief executive officer. “Our markets are evolving to serve a more content-centric world. We believe this trend toward digital content represents a significant catalyst that will help us redefine some of our OEM opportunities – and fuel growth in our Creative Professional business.”

Scott Landers, chief operating officer and chief financial officer, said, “Our business and profit models remain strong, and we will continue to invest in support of our long-term goals. For the second half of the year, we expect net adjusted EBITDA margins to trend upward toward more traditional levels, as we anticipate revenue growth to improve.”

First quarter 2015 operating results

Revenue for the quarter was $46.0 million, compared to $46.1 million for the first quarter of 2014. Creative Professional revenue was $20.5 million, an increase of 16 percent from the same period in 2014. OEM revenue was $25.5 million, down 10 percent from the first quarter of 2014.

Net income was $7.4 million, compared to $8.4 million in the first quarter of 2014. Earnings per diluted share were $0.18, compared to $0.21 in the same period in 2014.

Non-GAAP net income, which excludes the amortization of intangible assets and share based compensation expense, net of taxes, was $10.5 million, compared to $11.5 million in the first quarter of 2014. Non-GAAP earnings per diluted share were $0.26 compared to $0.29 in the same period in 2014.

Non-GAAP net adjusted EBITDA was $16.2 million, or 35 percent of revenue, compared to $19.2 million in the first quarter of 2014.

A reconciliation of GAAP measures to non-GAAP measures for the three months ended March 31, 2015 and 2014 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $78.8 million as of March 31, 2015, compared to $90.3 million as of Dec. 31, 2014, and $88.2 million as of March 31, 2014. The company generated $10.9 million of cash from operations in the first quarter of 2015 and used $14.3 million for acquisitions.

Quarterly dividend and share repurchase program

Monotype’s most recent dividend payment of $0.10 per share was paid on April 21, 2015, to shareholders of record on April 1, 2015, and represented a 25 percent increase per share from the previous payment. The next dividend payment of $0.10 per share will be paid on July 21, 2015, to shareholders of record as of July 1, 2015.

During the first quarter of 2015, Monotype repurchased 199,900 shares of common stock under the company’s repurchase program for an aggregate amount of $6.1 million. Monotype purchased the shares on the open market at prevailing market prices. Since the start of its two-year share repurchase program in October, 2013, Monotype has spent $37.9 million to repurchase up to $50 million of the company’s common stock.

Financial outlook

For the second quarter of 2015, Monotype expects revenue in the range of $44.0 million to $47.0 million. The company anticipates second quarter 2015 non-GAAP net adjusted EBITDA in the range of $15.0 million to $17.0 million, GAAP earnings per diluted share in the range of $0.13 to $0.17 and non-GAAP earnings per diluted share in the range of $0.22 to $0.26.

Monotype today is lowering its previously issued, full year 2015 guidance. The company now expects revenue in the range of $188.0 million to $194.0 million. The company anticipates full year 2015 non-GAAP net adjusted EBITDA in the range of $69.0 million to $73.0 million, GAAP earnings per diluted share in the range of $0.70 to $0.76 and non-GAAP earnings per diluted share in the range of $1.05 to $1.11.

Conference call details

Monotype will host a conference call on Friday, May 1, 2015, at 8:30 a.m. EDT to discuss the company’s first quarter 2015 results and business outlook for 2015. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-201-0168 (domestic) or 647-788-4901 (international) using passcode 27907847. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts, Web design tools or products that incorporate the company’s text imaging solutions; risks associated with the maturation of the printer market and potential decreases in demand for our solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the incurrence of acquisition related costs and the company’s ability to integrate products and employees from acquired companies in a timely manner or at all; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2015 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$78,765	$90,325
Accounts receivable, net of allowance for doubtful accounts	10,330	9,279
Income tax refunds receivable	2,720	2,593
Deferred income taxes	3,100	2,898
Prepaid expenses and other current assets	4,366	4,361

Total current assets	99,281	109,456
Property and equipment, net	14,622	10,578
Goodwill	185,416	176,999
Intangible assets, net	74,809	73,862
Other assets	1,984	3,563

Total assets	$376,112	$374,458

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,671	$1,156
Accrued expenses and other current liabilities	19,233	25,210
Deferred revenue	8,196	7,107

Total current liabilities	29,100	33,473
Other long-term liabilities	3,403	2,596
Contingent acquisition consideration	4,900	—
Deferred income taxes	33,689	32,960
Reserve for income taxes, net of current portion	2,957	4,637
Accrued pension benefits	5,102	5,679
Stockholders’ equity:
Common stock.	40	39
Additional paid-in capital	241,154	232,522
Treasury stock, at cost	(37,984)	(31,946)
Retained earnings	102,031	98,672
Accumulated other comprehensive loss	(8,280)	(4,174)

Total stockholders’ equity	296,961	295,113

Total liabilities and stockholders’ equity	$376,112	$374,458

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Revenue	$46,046	$46,072
Cost of revenue	7,410	6,508
Cost of revenue—amortization of acquired technology	1,133	1,145

Total cost of revenue	8,543	7,653

Gross profit	37,503	38,419
Operating expenses:
Marketing and selling	12,976	11,118
Research and development	5,799	5,753
General and administrative	6,899	6,198
Amortization of other intangible assets	702	1,432

Total operating expenses	26,376	24,501

Income from operations	11,127	13,918
Other (income) expense:
Interest expense, net	234	276
Other (income) expense, net	(23)	89

Total other expense	211	365

Income before provision for income taxes	10,916	13,553
Provision for income taxes	3,559	5,108

Net income	$7,357	$8,445

Net income available to common stockholders—basic	$7,211	$8,317

Net income available to common stockholders—diluted	$7,212	$8,319

Net income per common share:
Basic	$0.19	$0.21
Diluted	$0.18	$0.21

Weighted average number of shares outstanding:
Basic	38,829,169	38,712,679
Diluted	39,522,139	39,750,280
Dividends declared per common share	$0.10	$0.08

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended March 31,
	2015	2014
Income from operations	$11,127	$13,918
Depreciation and amortization	2,302	2,982
Share based compensation	2,771	2,260

Net adjusted EBITDA	$16,200	$19,160

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2015	2014
GAAP net income	$7,357	$8,445
Amortization, net of tax	1,237	1,605
Share based compensation, net of tax	1,868	1,408

Non-GAAP net income	$10,462	$11,458

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2015	2014
GAAP earnings per diluted share	$0.18	$0.21
Amortization, net of tax	0.03	0.04
Share based compensation, net of tax	0.05	0.04

Non-GAAP earnings per diluted share	$0.26	$0.29

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended March 31,
	2015	2014
Marketing and selling	$1,266	$1,046
Research and development	542	514
General and administrative	963	700

Total expensed	2,771	2,260
Property and equipment	42	23

Total share based compensation	$2,813	$2,283

MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended March 31,
	2015	2014
Creative Professional	$20,504	$17,719
OEM	25,542	28,353

Total	$46,046	$46,072

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE
TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q2 2015	Q2 2015
GAAP net income	$5,200	$6,700
Amortization, net of tax	1,200	1,200
Share-based compensation, net of tax	2,300	2,300

Non-GAAP net income	$8,700	$10,200

GAAP earnings per diluted share	$0.13	$0.17
Amortization, net of tax, per diluted share	0.03	0.03
Share-based compensation, net of tax, per diluted share	0.06	0.06

Non-GAAP earnings per diluted share	$0.22	$0.26

Weighted average diluted shares used to compute earnings per share	39,400,000	39,400,000

Assumes 36% effective tax rate.

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP net income	$27,900	$30,300
Amortization, net of tax	4,800	4,800
Share-based compensation, net of tax	8,800	8,800

Non-GAAP net income	41,500	43,900

GAAP earnings per diluted share	$0.70	$0.76
Amortization, net of tax, per diluted share	0.12	0.12
Share-based compensation, net of tax, per diluted share	0.23	0.23

Non-GAAP earnings per diluted share	$1.05	$1.11

Weighted average diluted shares used to earnings per share	39,700,000	39,700,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q2 2015	Q2 2015
GAAP operating income	$9,000	$11,000
Depreciation and amortization	2,400	2,400
Share-based compensation	3,600	3,600

Non-GAAP net adjusted EBITDA	$15,000	$17,000

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP operating income	$46,000	$50,000
Depreciation and amortization	9,300	9,300
Share-based compensation	13,700	13,700

Non-GAAP net adjusted EBITDA	$69 ,000	$73,000

CONTACT:
Investor Relations:
Monotype
Christopher Brooks, 781-970-6120
ir@monotype.com